UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2021 (December 15, 2021)

MONEYLION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39346	85-0849243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 West 21st Street, 9th Floor,

New York, NY 10010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 380-1735

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ML	The New York Stock Exchange
Redeemable warrants: each whole warrant exercisable for one share of common stock, par value $0.0001	ML WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

As previously reported, on December 15, 2021, MoneyLion Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”) by and among the Company, Epsilon Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Even Financial Inc., a Delaware corporation (“Even”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as representative of the equityholders of Even (the “Equityholders’ Representative”), pursuant to which and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Even, with Even surviving as a wholly owned subsidiary of the Company (the “Merger”).

In connection and concurrently with the Company’s entry into the Merger Agreement, the Company entered into support agreements (the “Support Agreements”) with certain shareholders of Even pursuant to which such shareholders have agreed to vote their respective shares of Even’s capital stock in favor of the approval and adoption of the Merger Agreement, waive their statutory appraisal rights and be bound by certain other covenants and agreements related to the Merger.

Merger Agreement

Pursuant to the terms of the Merger Agreement, the Company will acquire all of the outstanding equity interests of Even for a purchase price of $360 million, comprised of (i) 34.5 million shares of newly issued Series A Preferred Stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), with a face value of $10.00 per share (the “Conversion Price”), subject to certain customary purchase price adjustments at closing and the other terms and conditions described in the Merger Agreement, and (ii) $15 million in cash. The equityholders of Even will also be entitled to receive an additional payment from the Company of up to an aggregate of 8 million shares of Preferred Stock, with a face value per share equal to the Conversion Price, based on the attributed revenue of Even’s business during the 13 months beginning January 1, 2022. Subject to certain exceptions described in the Merger Agreement, the shares of Preferred Stock issued pursuant to the Merger Agreement will not be transferrable without the Company’s consent (i) for a period of twelve months following the closing of the Merger, in the case of shares of Preferred Stock issued to Even employees, or (ii) until March 22, 2022, for all other Even equityholders (the “Lockup Period”).

Pursuant to the Merger Agreement, prior to the effective time of the Merger, the Company will file a Certificate of Designations of the Preferred Stock (the “Certificate of Designations”). The Certificate of Designations will provide that the shares of Preferred Stock will be convertible into shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) on a one-for-one basis, subject to customary anti-dilution adjustments. The Preferred Stock will (i) be convertible at any time upon the holder’s election and (ii) automatically convert into Common Stock if the per share volume-weighted average price of the shares of Common Stock on the New York Stock Exchange (the “NYSE”) equals or exceeds $10.00 on any 20 trading days (which may be consecutive or nonconsecutive) within any consecutive 30 trading day period that ends no later than the last day of the Lockup Period that applies to such shares of Preferred Stock. Holders of the Preferred Stock will be entitled to a 3% cumulative annual dividend, payable at the Company’s election in either cash or Common Stock, or a combination thereof, with any Common Stock dividends valued based on the per share volume-weighted average price of the shares of Common Stock on the NYSE for the 20 trading days ending on the trading day immediately prior to the date on which the dividend is paid. Upon a liquidation of the Company, holders of the Preferred Stock will be entitled to a liquidation preference of the greater of the Conversion Price or the amount per share that such holder would have received had the Preferred Stock been converted into Common Stock immediately prior to the liquidation plus any accrued and unpaid dividends.

The Merger Agreement contains customary representations, warranties and covenants. The closing of the Merger is expected to occur in the first quarter of 2022, subject to receipt of regulatory approvals and satisfaction of customary closing conditions, including: (i) approval by Even’s stockholders of the Merger Agreement and the Merger, (ii) the expiration or termination of the waiting period (or any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) the absence of a material adverse effect with respect to the Company and Even.

The foregoing descriptions of the Merger Agreement and the Certificate of Designations do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement (including the form of Certificate of Designations attached thereto as Exhibit B), which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by stockholders of the Company or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of the Company or other security holders.

Support Agreements

Concurrently with the execution of the Merger Agreement, certain equityholders of Even (the “Supporting Equityholders”) entered into Support Agreements. Pursuant to the Support Agreements, each Supporting Equityholder has agreed to, among other things, (i) to the extent applicable, vote in favor of the Merger Agreement and the transactions contemplated thereby (including the Merger) and (ii) be bound by certain other covenants and agreements related to the Merger. The Supporting Equityholders hold sufficient shares of Even to cause the approval of the Merger Agreement and the Merger on behalf of Even.

The foregoing description of the Support Agreements is subject to and qualified in its entirety by reference to the full text of the forms of Support Agreement, copies of which are included as Exhibit 10.1 hereto, and the terms of which are incorporated by reference.

Item 3.02.    Unregistered Sale of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Preferred Stock to be offered and sold in connection with the Merger have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) thereof.

Forward-Looking Statements

The information in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and expectations and timing related to potential benefits, terms and timing of the transaction. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction; risks relating to the uncertainty of the projected financial information with respect to the Company; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; the Company’s ability to manage future growth; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the effects of competition on the Company’s future business; or, the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.    Financial Statements and Exhibits.

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of December 15, 2021, by and among the Company, Merger Sub, Even and the Equityholders’ Representative
10.1	Forms of Support Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish on a supplemental basis a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYLION INC.

By:	/s/ Diwakar Choubey
	Name:	Diwakar Choubey
	Title:	Chief Executive Officer and President

Date: December 20, 2021